EXHIBIT 99.1

ALLIED NEVADA COMPLETES SECOND PHASE OF

EXPLORATION DRILLING AT THE HYCROFT MINE

October 7, 2008 Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; AMEX: ANV) announced the successful completion of the second phase of its oxide and sulfide gold exploration program at the Company’s Hycroft Mine located near Winnemucca, Nevada.

Over the past 14 months, the Company has completed 323 exploration drill holes totaling approximately 220,000 feet of drilling on the Hycroft oxide and sulfide mineral systems. The phased program increased the oxide reserves and resources and identified a large sulfide resource at the Hycroft Mine. The Company intends to release a new property-wide resource calculation in the first quarter of 2009. This resource update will include the results from the second phase of drilling.

The Company is currently designing the third phase of the exploration drilling program at the Hycroft Mine. This third phase of exploration drilling will commence in 2009 and will continue to focus on gold and silver resource development.

“Management is encouraged with the results of the exploration drill program that we have seen to date. The oxide gold resource has doubled, and the sulfide resource continues to expand. We look forward to the third phase of drilling at Hycroft.” Says Scott Caldwell, President and CEO.

Cautionary Note to U.S. Investors: This press release uses the term “resources.” We advise U.S. investors that while the terms “measured”, “indicated” and “inferred” “resources” are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding results of exploration drilling at Hycroft and the Company’s planned third phase of drilling at Hycroft; reserve and resource estimates; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forwardlooking statements include, among others, risks relating to Allied Nevada’s lack of operating history; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

For further information on Allied Nevada Gold Corp., please contact Ursula Williams at (775) 789-0119 or visit the Allied Nevada website at www.alliednevada.com.